Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-104784 of Central European Media Enterprises Limited on Form S-3 of our report dated February 10, 2003 of Slovenska Televizna Spolocnost S.R.O (the "Company"), appearing in the Annual Report on Form 10-K/A, of Central European Media Enterprises Limited for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche

Bratislava, Slovak Republic

15th August 2003

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